Exhibit 99.1

CAMAC Energy Signs Heads of Agreement for Award of Three Exploration Blocks in Kenya

HOUSTON, TEXAS – February 21, 2012 – CAMAC Energy Inc. (NYSE Amex:  CAK), a U.S.-based energy company engaged in the exploration, development and production of oil and gas, today announced that it has entered into a heads of agreement (the “Heads of Agreement”) with the Kenyan Ministry of Energy  for the  award of three exploration blocks:  11A, L1B, and L16 (“the Blocks”). Block 11A is an onshore block covering 10,913 square kilometers in northwest Kenya near the Ugandan border. Block L1B is an onshore block covering 12,197 square kilometers in eastern Kenya on the Somali border. Block L16 covers 1,699 square kilometers onshore and 89 square kilometers offshore on Kenya’s southeast coast.  CAMAC Energy will be the operator with 90% interest in the Blocks. The Government of Kenya will be carried at 10% through declaration of commerciality and may thereafter elect to participate up to 10%.  The Heads of Agreement sets forth the negotiated major fiscal terms and work program for the Blocks, and the award is subject to negotiation and signing of formal Production Sharing Contracts (“the PSCs”) for the Blocks within the next 30 days and approval by the Minster of Energy and the Board of Directors of CAMAC Energy, as well as payment of requisite signature bonuses upon signing.

Block 11A is in the Lotikipi rift basin adjacent to four blocks operated by Tullow Oil plc (LSE:TLW): Blocks 10A, 10BA, 10BB, and 13T. Tullow recently announced the spudding of the Ngamia-1 well on Block 10BB.  The well is testing a prospect similar to oil prospects in Tullow’s Lake Albert Rift Basin, where over 1 billion barrels of contingent resources have been discovered. Block L1B is located in the Lamu Basin to the south of Blocks 3A and 3B, both operated by Vanoil Energy Limited (TSX.V:VEL). Block L16 is also in the Lamu Basin adjacent in the east to Block L8 and in the south to Block L9, operated by Apache Corporation (NYSE: APA) and Ophir Energy plc (LSE: PHR), respectively.

Chairman and CEO Dr. Kase Lawal commented, “We are exceptionally pleased to have the opportunity to be awarded three exploration blocks in Kenya. Not only is Kenya home to some of East Africa’s most prospective basins, but the awarded Blocks are adjacent to those owned by proven explorers Tullow, Apache, and Ophir. Furthermore, with this agreement CAMAC Energy will enter East Africa on its preferred terms as operator with the ability to control the pace of exploration.  Once again, as with our previous announcement on Gambia, we are continuing to validate our strategy of acquiring prime frontier exploration acreage throughout the continent.”

About CAMAC Energy Inc.

CAMAC Energy Inc. (NYSE Amex: CAK) is a U.S.-based energy company engaged in the exploration, development and production of oil and gas. The Company currently has operations in Nigeria and, through its Pacific Asia Petroleum subsidiaries, in China. The Company's principal assets include interests in OML 120 and OML 121, offshore oil leases in deepwater Nigeria that started production from the Oyo Oilfield in December 2009, and a 100% interest in the Zijinshan Block gas asset located in the Shanxi Province, China. The Company was founded in 2005 and has offices in Houston, Texas, Beijing, China, and Lagos, Nigeria.

Forward-Looking Statements

This press release contains certain statements that may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, are “forward-looking statements,” including statements regarding the Company’s business strategy, plans and objectives and statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as “will,” “should,” “believes,” “expects,” “anticipates” or similar expressions, and involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of their respective dates. Risks and uncertainties regarding the transactions described herein include the possibility that the parties are unable to reach a production sharing contract and that petroleum resources will not be found in commercial quantities. In addition, the Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of other factors, including those discussed in the Company’s periodic reports that are filed with and available from the Securities and Exchange Commission (“SEC”). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Other Matters

The SEC permits oil and gas companies, in their filings with the SEC, to disclose only “reserves,” as that term is defined under SEC rules. We use the term  “contingent resources in this press release in reference to certain oil and gas interests held by Tullow Oil plc, which the SEC’s guidelines do not permit us to include in our filings with the SEC

Investor Relations Contact:
ICR
(832) 209-1419
IR@camacenergy.com

Liviakis Financial Communications, Inc.
John Liviakis,CEO
415-389-4670